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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statement No. 333-103229 on Form S-8 of Plumas Bancorp of our report dated May 17, 2005 relating to the financial statements and supplemental schedules of the Plumas Bank 401(k) Profit Sharing Plan as of and for the years ended December 31, 2004 and 2003 appearing in this Annual Report on Form 11-K.

                                              /s/ Perry-Smith LLP

Sacramento, California
June 27, 2005